Exhibit 4c

                                Form of Contract

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                                    PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

Main Administrative Office:         One American Row, Hartford,
                                    Connecticut 06115
Statutory Home Office:              99 Troy Road, East Greenbush,
                                    New York, 12061

         --------------------------------------------------------
         Policyholder:              Trustees of the ABC Company
                                    Employee Pension Plan Trust
         Name of Plan:              ABC Company Employee Pension
                                    Plan and Trust
         Policy/Plan No.:           0001
         Effective Date:            June 1, 1993
         --------------------------------------------------------


Phoenix Home Life Mutual Insurance Company agrees to pay the benefits of this Policy in accordance with its terms, in consideration of the application of the Policyholder and of the payment of premiums as provided herein. It will take effect on the Policy Effective Date. Except as otherwise provided by law, this Policy is governed by the laws of the state where it is delivered.

For service or information on this Policy, please contact our Variable Products Operations Division at the following address:

                   Phoenix Home Life Mutual Insurance Company
                      Variable Products Operations Division
                         101 Munson Street, P.O. Box 942
                              Greenfield, MA 01302

RIGHT TO CANCEL: As Policyholder, you have the right to cancel this Policy within 10 days after it is delivered to you, by returning it to our Variable Products Operations Division, for a refund of the Contract Value plus any charges made under this Policy.

Values and benefits provided under the Policy are variable to the extent they are based on the investment experience of the Separate Account, and are not guaranteed as to dollar amount. See Part 6 for a description of how Accumulated Values are determined; Part 7 for how the variable payments are determined; and
Part 8 for a description of how Participant Account death benefits are determined.

      Secretary                                       Chairman of the Board


                                    Registrar


             GROUP FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY POLICY
                         Allocated Participant Accounts

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             GROUP FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY POLICY

                                 SCHEDULE PAGES



    Policyholder:        Trustees of the ABC Company Employee Pension Plan Trust
    Name of Plan:        ABC Company Employee Pension Plan and Trust
    Policy/Plan No.:     0001
    Effective Date:      June 1, 1993



                            CONTRACT SPECIFICATIONS:
                            ------------------------

STATEMENTS OF ACCOUNT: Statements of Account for each Participant Account will be provided at quarterly intervals.

PREMIUM PAYMENT INTERVALS: Premiums may be paid to this Policy not more frequently than bi-weekly.

ALLOCATION OF PARTICIPANT ACCOUNTS: If the Policyholder has so elected in the Application for this Policy, Participants for whom Participant Accounts are maintained are authorized to direct the allocation of premiums applied to such Participant Accounts, and transfers of the value of such Participant Account, by and between the Sub-accounts and the Guaranteed Interest Account, as set forth in Part 3 of this Policy.

TRANSFERS: There are no limitations on the number of transfers of the value of a Participant Account between or among the Sub-accounts and to the Guaranteed Interest Account. Except as expressly provided otherwise in Part 4, not more than four transfers may be made from the Guaranteed Interest Account in any Participant Account Year, and only one such transfer may be made in any three-consecutive month period. The amount of such transfers in any one Participant Account Year from the Guaranteed Interest Account may not exceed the greater of $1,000 or 25% of the value of Participant Account Value in the Guaranteed Interest Account.

PARTICIPANT ACCOUNT ALLOCATIONS: There are no limitations on the number of times the allocation of premiums credited to a Participant Account to Sub-accounts and the Guaranteed Interest Account may be changed.

RIGHT OF TERMINATION: We reserve the right to terminate this Policy for any reason, in accordance with procedures described in Part 2 of this Policy, at any time after the twentieth anniversary of the Policy Effective Date.

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                              SEPARATE ACCOUNT FEE:
                              ---------------------

DAILY MORTALITY AND EXPENSE FEE:      .00342% (based on annual rate of 1.25%)

                           CONTRACT FEES AND CHARGES:
                           --------------------------

ANNUAL ADMINISTRATIVE CHARGE: $15 per Participant Account per Participant Account Year. We reserve the right to increase the Annual Administrative Charge on written prior notice to the Policyholder.

TRANSFER CHARGE: No charge will be imposed in respect to transfers among and between Sub-accounts and the Guaranteed Interest Account. We reserve the right to impose a Transfer Charge in instances where more than six transfers of the value of a Participant Account are made between or among the Sub-accounts and the Guaranteed Interest Account during a Participant Account Year, upon written prior notice to the Policyholder.

ALLOCATION CHARGE: No charge will be imposed in respect to changes in the allocation of Premiums and Deposits to the Sub-accounts and the Guaranteed Interest Account. We reserve the right to impose an Allocation Charge in instances where more than six allocation changes in respect to a Participant Account are made during a Participant Account Year, upon written prior notice to the Policyholder.

CONTINGENT DEFERRED SALES CHARGE: Any amount withdrawn from a Participant Account or Unallocated Account maintained under this Policy will be subject to the following Contingent Deferred Sales Charge, expressed as a percentage of the amount withdrawn:

         Age of Deposit in Complete             Contingent Deferred
         --------------------------             -------------------
          Years From Pavment Date                     Sales Charge
          -----------------------                     ------------

                  0                                      6%
                  1                                      5%
                  2                                      4%
                  3                                      3%
                  4                                      2%
                  5                                      1%
                  6, or more                             0%

The Contingent Deferred Sales Charge shall be waived in respect to a withdrawal from a Participant Account upon a satisfactory demonstration by the Policyholder that the amount withdrawn will be applied to provide benefits under the Plan in respect to the Participant in whose name that Participant Account is maintained, under the following circumstances:

     a.   the death or disability of the Participant; GD6Ol


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     b.   the purchase of an Individual Annuity Contract (as described in Part
          7);

     c.   an election of Life Expectancy Distributions (as described in Part
          7); or

     d. the separation from service or retirement of such Participant provided, however, that the Contingent Deferred Sales Charge shall be waived in respect to such a withdrawal during the first five Participant Account Years only if such Participant has attained age 55 by the date on which the withdrawal is made.

In no event will the total of all Contingent Deferred Charges applied to withdrawals from this Policy exceed 9% of the total premium paid.

PREMIUM TAX CHARGE: 0.0000% of each premium paid. The Premium Tax Charge will be assessed upon surrender of this Policy, or upon purchase of an Individual Annuity Contract.

                  DESCRIPTION OF SEPARATE ACCOUNT SUB-ACCOUNTS
                  --------------------------------------------

FUND: THE PHOENIX EDGE SERIES FUND

BOND: The investment objective of the Bond Sub-account is to seek long-term total return by investing in a diversified portfolio of high-yield (high-risk) and high quality fixed income securities.

MONEY MARKET: The investment objective of the Money Market Sub-account is to provide maximum current income consistent with capital preservation and liquidity.

GROWTH: The investment objective of the Growth Sub-account is to achieve intermediate and long-term growth of capital, with income as a secondary consideration.

TOTAL RETURN: The investment objective of the Total Return Sub-account is to realize as high a level of total rate of return over an extended period of time as is considered consistent with prudent investment risk.

INTERNATIONAL: The International Sub-account seeks as its investment objective of a high total return consistent with reasonable risk.

BALANCED: The investment objective of the Balanced Sub-account is to seek reasonable income, long-term capital growth and conservation of capital.

We reserve the right to terminate any variable Sub-account on 60


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days written notice to the Policyholder, subject to compliance with applicable law and regulations.

                  DESCRIPTION OF GUARANTEED INTEREST ACCOUNT:
                  -------------------------------------------

GUARANTEED INTEREST ACCOUNT: The Guaranteed Interest Account is not part of the Separate Account. It is accounted for as part of our general account. We will credit interest daily on any amounts held under the Guaranteed Interest Account at such rates as we shall determine, but in no event will the effective annual rate of interest be less than 3%.

On the last working day of each calendar week we will set the interest rate that will apply to any Deposits made to the Guaranteed Interest Account during the following calendar week. That rate will remain in effect for such Deposits, or their resulting Adjusted Deposits, for an initial guarantee period on one full year. Upon expiry of the initial one-year guarantee period, and each subsequent one-year guarantee period thereafter, the rate applicable for any Deposits or Adjusted Deposits whose guarantee period has just ended shall be the same rate that applies to new Deposits made during the calendar week in which the guarantee period expired. Such rate shall likewise remain in effect for such Adjusted Deposits for a subsequent guarantee period on one full year.

We reserve the right to limit cumulative Deposits made to the Guaranteed Interest Account during any one-week period to no more than $250,000. We reserve the right to terminate the Guaranteed Interest Account at the end of any Policy Year, upon not less than 60 days written notice to the Policyholder and compliance with applicable law and regulations.


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                                Table of Contents

Part                                                                   Page
1.       Definitions.................................................    1

2.       About the Policy
         Policy the Entire Contract..................................    3
         The Policyholder's Rights ..................................    4
         Conflicting Instructions ...................................    5
         Participant Account Notice..................................    5
         Effect of Waiver of Policy
              Provision..............................................    5
         Contestability..............................................    5
         Required Proof of Age and
              Survival...............................................    5
         Adjustment for Misstatement of Age..........................    6
         Claims of Creditors.........................................    6
         Non-Assignability Provision.................................    6
         Policyholder Account........................................    6
         Participant Accounts........................................    6
         Statements of Account.......................................    6
         Divisibility of Surplus.....................................    6
         Termination of This Policy..................................    7
         Effect of Termination.......................................    7

3.       Allocation of Premiums
              Premium Amounts........................................    8
              Premium Allocation.....................................    8
              Premiums Allocated To
                   The Sub-accounts..................................    9
              The VA Account.........................................    9
              The Guaranteed Interest Account........................   10

4.       Transfers, Withdrawals and Lapse
         Transfers among Sub-accounts and
              Guaranteed Interest Account............................   10
         Participant-Directed Account
              Transfers and Allocations..............................   12
         Withdrawals and Surrender...................................   12
         Lapse.......................................................   13
         Rules and Limitations.......................................   13
         Deferral of Payment.........................................   13

5.       Expense Charges and Fees
              Charges and Fees.......................................   14
              Payment of Charges and Fees............................   14

6.       Determining the Accumulation Unit Values
              Crediting of Account Accumulation
                   Units.............................................   14
         Determination of Accumulated Value..........................   14

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         Determination of the Current
              Accumulation Unit Value................................   14
         Determination of Net
              Investment Factor......................................   14
         Valuation of Sub-accounts...................................   15

7.       Annuity Benefits
         Purchase of Individual Annuity
              Contract...............................................   15
         Payment Option I............................................   15
         Calculation of Variable
              Income Payments........................................   16
         Annuity Units...............................................   16
         Annuity Unit Value..........................................   16
         Assumed Investment Rate.....................................   17
         Payment Calculation Date....................................   17
         Restrictions................................................   17
         Variable Income Table.......................................   17
         Life Expectancy Distributions...............................   18

8.       Death Benefits
             Death of Participant....................................   18
             Amount of Death Benefit.................................   19


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                               PART 1: DEFINITIONS

You (Your):                  The Policyholder named in this Policy.

We (Our, Us):                Phoenix Home Life Mutual Insurance Company.

Account: Phoenix Home Life Variable Accumulation Account, also referred to as the "VA Account."

Accumulation Value:          The total value of this Policy's share, if any; in
                             all Sub-accounts.

Accumulation Unit:           A standard of measurement, also referred to as a
                             "Unit" and described in Part 6, used to measure the value of each Sub-account.

Adjusted Deposit:            Any Deposit to the Guaranteed Interest Account, as
                             adjusted to include any interest credited on, and any Policy charges or withdrawals deducted from, such Deposit while held under such Sub-account.

Annuitant:                   A Participant for whom an Individual Annuity
                             Contract has been purchased under this Policy, and whose life is the measuring life under such Individual Annuity Contract.

Annuity: A contract promising a periodic series of payments for a specified term.

Annuity Unit:                A standard of measurement, as described in Part 7
                             used to measure the amount of each variable monthly income payments, as described in Part 7.

Deposit: Any premium or transferred amount applied to the Guaranteed Interest Account.

Guaranteed Interest
Account: An allocation option under this Policy, described in the Schedule Pages, under which amounts deposited are guaranteed to earn a fixed rate of interest.

Individual Annuity
Contract:                    An individual Annuity contract purchased by the
                             Policyholder under this Policy to for a Participant or for a Participant's beneficiary, in order to provide benefits accrued under the Plan.



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Participant:                 An individual designated by the Policyholder as a
                             participant in the Plan, and for whom a Participant Account is to be maintained under this Policy, or in respect to whom an Individual Annuity Contract has been issued under this Policy.

Participant Account:         An account maintained under this Policy with
                             respect to a Participant, based upon information provided to us by the Policyholder, and subject to all the terms and conditions of the Plan.

Participant Account
Year: The twelve-consecutive month period beginning on the date on which a Participant Account is established under this Policy, and on each anniversary of such date.

Payment Date:                The Valuation Date on which a premium payment is
                             received at our Variable Products Operations
                             Division, unless it is received after the close of the New York Stock Exchange, in which case it will be the next Valuation Date.

Plan: The Plan named on the Schedule Pages of this Policy.

Policy:                      This Group Flexible Premium Variable Deferred
                             Annuity Policy.

Policy Effective Date:       The date on which the initial premium is paid under
                             this Policy.

Policy Value:                The value of the Policyholder Account.

Policy Year:                 The twelve-consecutive month period beginning
                             on the Policy Effective Date, and each subsequent anniversary of such date. In the event this Policy is terminated, the final Policy Year shall begin on the anniversary of the Policy Effective Date, and shall end on the date of termination.


Policyholder:                The Policyholder identified on the Schedule Pages.

Policyholder Account:        An account maintained by us, which is the sum of
                             all Participant Accounts maintained under this Policy and the Unallocated Account.

Schedule Pages:              The pages containing Contract Specifications,


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                             Separate Account Fees, Contract Fees and Charges,
                             and Description of the Guaranteed Interest Account and Phoenix Edge Series Funds Sub-accounts.

Sub-Account:                 The accounts within our Separate Account (described
                             in the Schedule Pages) to which premiums may be allocated under this Policy.

Surrender Value:             In respect to this Policy, the Policy Value, less
                             any applicable fees or charges. In respect to any Participant Account, the value of such Participant
                             Account as determined under this Policy, less any applicable fees or charges.

Unallocated Account:         An account maintained under this Policy, to which
                             premiums, and other amounts not otherwise accounted for, will be applied in the absence of specific instructions from the Policyholder. Provisions of this Policy applicable to Participant Accounts shall be applicable to the Unallocated Account.
                             Amounts allocated to the Unallocated Account shall be applied to the Money Market Sub-account.

Valuation Date:              Every day the New York Stock Exchange is open for
                             trading and our Variable Products Operation
                             Division is open for business.

Valuation Period:            For any Sub-account, it is the period in days
                             beginning with the day following the last Valuation
                             Date of that Sub-account and ending on that Sub-account's next succeeding Valuation Date.


                            PART 2: ABOUT THE POLICY

Policy the Entire            The Policy and the written application of the
Contract                     Policyholder, a copy of which is attached to and
                             made a part of the Policy, are the entire contract between the Policyholder and us. Any change in the provisions of the Policy must be signed by one of our executive officers and countersigned by our Registrar or one of our executive officers. No other person, including an agent, may change or waive any of the Policy provisions; nor can he or she make any agreement which would be binding on us. We reserve the right to change the provisions of the contract upon 90 days advance notice to the Policyholder, but any such change will only apply as of the



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                             effective date of such change.

The Policyholder's           The Policyholder may act for and on behalf of any
Rights                       and all Participants in matters pertaining to the
                             Policy; and every act done by the Policyholder, or notice given by us to the Policyholder or by the Policyholder to us, shall be binding on all such Participants. Notwithstanding, no provision of this Policy shall invalidate or impair any rights that the Policyholder may be granted under applicable state insurance law.

                             The Policyholder's rights, subject to the terms of the Plan, include the right to:

                             a. Make premium payments to this Policy in such amounts and at such times as Policyholder deems to be appropriate under the Plan, subject to the Premium Payment Interval provision set forth in the Schedule Pages of this Policy;

                             b. Designate individuals who are participants in the Plan and in respect to whom Participant Accounts are to be maintained under this Policy;

                             c. Allocate premiums paid among Participant
                             Accounts, and to direct the investment of amounts allocated to Participant Accounts among the investment Sub-accounts and the Guaranteed Interest Account available under this Policy;

                             d. Authorize the individual in whose name a Participant Account is maintained to make allocations of premiums applied to such Participant Account among and between Sub-accounts and the Guaranteed Interest Account, and transfer the all or part of the value of such Account among and between Sub-accounts and the Guaranteed Interest Account, subject to the terms of this Policy and of the Plan;

                             e. Make withdrawals from Participant Accounts, or to fully surrender any Participant Account for its Surrender Value;

                             f. Direct that the value of a terminated
                             Participant Account be re-allocated to other
                             Participant Accounts;

                             g. Direct that the value of a Participant Account be applied to the purchase of an Individual Annuity Contract, as described in Part


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                             7 of this Policy;

                             h. Change the name of the individual in respect to whom a Participant Account is maintained; and

                             i. Terminate this Policy for its Surrender Value.

Conflicting                  In the event we receive conflicting instructions
Instructions                 from the Participant and from the Policyholder, the
                             instructions of the Policyholder shall prevail.
                             Notwithstanding, if the Policyholder has elected in the application for this Policy to permit
                             Participants to allocate the value of the Participant Account maintained in their name, we may take allocation instructions from such Participant until specifically instructed otherwise in writing by the Policyholder.

Participant Account          If requested by the Policyholder, we shall issue a
Instructions                 Participant Account Notice to each individual in
                             whose name a Participant Account is maintained under this Policy. Each such notice shall state that we are maintaining a Participant Account at the Policyholder's direction and subject to the terms of the Plan, based on information provided to us by the Policyholder on an enrollment form. Such notice shall assign a Participant Number to such individual. Participant Account Notices shall be delivered to the Policyholder as soon as administratively possible following the establishment of a Participant Accounts.

Effect of Waiver of          If at any time we choose not to enforce a Policy
Policy Provision             provision, we still retain our right to enforce
                             that provision at any other time.

Contestability               We rely on all statements made by or for the
                             Policyholder in the application for this Policy, or any enrollment form. These statements are considered to be representations and not warranties. We can contest the validity of this Policy for any material misrepresentation or misstatement of fact.

Required Proof of            In respect to an Individual Annuity Contract issued
Age and Survival             applied for under this Policy, proof of the
                             Annuitant's age must be filed with us before such contract will be issued. We also have the right to require proof of the identity, age and survival of any person entitled to any payment under the policy or upon whose life any Annuity


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                             payments depend.

Adjustment for               If the age of the Annuitant has been misstated,
Misstatement of Age          any benefits payable under the Individual Annuity
                             Contract issued to that Annuitant will be adjusted to the amount that the Premium paid would have purchased based on the Annuitant's correct age. Any overpayments and underpayments made by us will be charged or credited against future payments to be made under the Individual Annuity Contract with respect to that Annuitant.

Claims of                    To the extent permitted by law, no amount payable
Creditors                    under this Policy will be subject to any legal
                             process to satisfy the claims of creditors.

Non-Assignability            This Policy, the Policyholder Account, any
Provision                    Participant Account, or any Individual Annuity
                             Contract issued under this Policy, is and shall not be assignable or transferable.

Policyholder Account         For the convenience of the Policyholder, we
                             shall maintain a Policyholder Account, which shall be the sum of all Participant Accounts, and the Unallocated Account, maintained under this Policy, and shall show the aggregate allocation of all such Accounts to all and each of the Sub-accounts and the Guaranteed Interest Account.

Participant Accounts         We will maintain a Participant Account for each
                             Participant named by the Policyholder, to which the Policyholder may apply premium amounts.

                             If so elected by the Policyholder in the application for this Policy, a Participant may direct the allocation of the Participant Account maintained for such Participant among and between the Sub-accounts and the Guaranteed Interest Account. Under no circumstances shall a Participant be entitled to direct withdrawals from this Policy, or terminate a Participant Account for its surrender value, those rights being reserved exclusively to the Policyholder.

Statements of                We will furnish the Policyholder a statement of the
Account                      Policy Value not less frequently than annually. We
                             will periodically furnish statements for each Participant Account maintained under this Policy at the intervals specified in the Schedule Pages.

Divisibility of              We shall annually ascertain and apportion


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Surplus                      any divisible surplus accruing on this Policy.
                             However, due to the nature of this Policy, it is not anticipated that divisible surplus will accrue to this Policy.

Termination of               At any time, for any reason, the Policyholder may
This Policy                  terminate this Policy on written notice to our
                             Variable Products Operations Division by registered or certified mail. Such notice shall be effective on the date received by us.

                             We may terminate this Policy upon the occurrence of any of the following events:

                             a. The Plan fails to meet the requirements of qualification under the Internal Revenue Code of 1986, as amended, or the Employee Retirement Security Act, as amended ("ERISA"), or any successor statutes thereto, or if performance under the Policy would violate any provision of law applicable to us;

                             b. The Policyholder fails to provide any information reasonably requested by us in respect to this Policy;

                             c. The sum of all amounts withdrawn from the Policy exceeds the Policy Value; or

                             d. Aggregate premiums paid under this Policy do not equal at least $1,000 for three consecutive Policy Years; or if withdrawals during any Policy Year exceed 50% of the Policy Value at the beginning of such Policy Year; or is the Policy Value, as of any day after the fourth anniversary of the Policy Effective Date, is less than $30,000.

                             Notice of termination by us will specify a date of termination which will not be earlier than 10 days from the date of receipt by the Policyholder of such notice, mailed by registered or certified mail to the Policyholder.

Effect of                    Upon termination of this Policy, we shall promptly
Termination                  pay its Surrender Value to the Policyholder.
                             Termination of this Policy will have no effect upon payments to an Annuitant under an Individual
                             Annuity Contract under this Policy prior to its termination.

                             Upon termination of this Policy, the Policyholder


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                             may elect to apply the Policy Value to the purchase
                             of Individual Annuity Contracts for Participants
                             (or their beneficiaries), or may elect to receive the Surrender Value in a single sum payment.


                         PART 3: ALLOCATION OF PREMIUMS

Premium Amounts              Subject to the limitations set forth in this
                             Policy, the Policyholder may pay premiums in such amounts as the Policyholder deems to be appropriate under the Plan, but not more frequently than the payment intervals shown on the Schedule Pages. All premiums are payable at our Variable Products
                             Operations Division, except that the initial premium may be paid to our authorized agent for forwarding to our Variable Products Operations
                             Division. Payments will be credited to this Policy and allocated to Participant Accounts as of the date received at our Variable Products Operations
                             Division.

                             The Policyholder may vary the amount and payment intervals for subsequent premiums, and additional premium payments may be made within the following limits:

                             a. Each premium payment must at least equal $25.

                             b. No more than $1,000,000 in total premiums may be contributed, unless we agree otherwise.

Premium                      The premium will be applied on the Payment Date to
Allocation                   the various Participant Accounts maintained under
                             this Policy as the Policyholder shall direct, subject to the following limitations:

                             a. Each allocation to a Participant Account must be at least $25.

                             b. No more than $1,000,000, in the aggregate, may be allocated to any Participant Account, unless we agree otherwise.

                             If the Policyholder has so elected in the Application for this Policy, the Participant in whose name a Participant Account is maintained may direct the investment of the value of such Participant Account among and between Sub-accounts and the Guaranteed Interest Account. If


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                             we receive no specific instructions as to how
                             amounts allocated to a Participant Account are to be applied, such amounts shall be applied in accordance with the most recent premium allocation on file with us.

                             The number of Accumulation Units credited to each Sub-account will be determined by dividing the premium applied to that Sub-account by the Accumulation Unit Value of that Sub-account on the Payment Date. The amount of a Deposit to the Guaranteed Interest Account will equal the amount of any premium so applied on the Payment Date. Any Units credited to a Separate Account Sub-account, or Deposits credited to the Guaranteed Interest Account, as the result of a premium payment will bear the same Payment Date as the premium applied to create such Accumulation Unit or Deposit. Interest included as part of an Adjusted Deposit shall bear the same Payment Date as the Deposit.

                             The Policyholder or Participant (if authorized) may change the allocation schedule with respect to subsequent or additional premium payments by written notice filed with us. We reserve the right to waive the requirement of written notice.

Premiums Allocated           The values that accumulate under this Policy are
To Sub-accounts              based on the amount of premium payments made, the
                             rates of interest credited on any amount allocated to the Guaranteed Interest Account, and the investment experience of the Separate Account
                             Sub-accounts to which the premium payments have been allocated. Except for the Guaranteed Interest
                             Account, the Sub-accounts are part of the Phoenix
                             Home Life Variable Accumulation Account ("VA
                             Account"). They invest in Mutual Funds which have differing investment objectives as in the Description of Separate Account Sub-Accounts in the Schedule Pages.

                             We have the right to add additional Sub-accounts subject to approval by the Securities and Exchange Commission and, where required, by the insurance supervisory official of the state where the policy was delivered.

The VA Account               The VA Account is a Separate Account established by
                             us under New York Law and is registered as a unit investment trust under the Investment Company Act of 1940. All income, gains and


GD601                                  9
                             losses, realized and unrealized, of the VA Account are credited to or charged against the amounts placed in the VA Account without reference to other income, gains and losses of our General Account. The assets of the VA Account are owned solely by us and we are not a trustee with respect to such assets.

                             We use the assets of the VA Account to buy shares of the Phoenix Edge Series Fund according to the most recent allocation instruction on file with us at our Variable Products Operations Division. The Fund is registered under the 1940 Act as an open end, diversified management investment company. The Fund has separate Series that correspond to the Sub-accounts. Assets of each Sub-account are invested in shares of the corresponding Fund Series.

The Guaranteed               In addition to Separate Account Sub-accounts, this
Interest Account             Policy also provides a Guaranteed Interest Account
                             to which premiums may be allocated. The Guaranteed
                             Interest Account is not part of the Separate
                             Account; it is accounted for as part of our general account. We will credit interest on the amount in the Guaranteed Interest Account at such rate(s) as provided for under the terms of this Policy.


                    PART 4: TRANSFERS, WITHDRAWALS, AND LAPSE

Transfers Among              Subject to the terms of this Policy and the Plan,
Sub-Accounts and the         the Policyholder or Participant (if authorized)
Guaranteed Interest          may transfer all or portion of the value of
Account                      Participant Accounts among one or more of the Sub-
                             accounts and the Guaranteed Interest Account.

                             The Policyholder or Participant (if authorized) may also direct the systematic transfer of specified amounts from a Sub-account or the Guaranteed Interest Account to the other options available under this Policy. The amount and frequency of the systematic transfer amounts will be as the Policyholder or Participant shall direct in writing, subject to the following limitations:

                             a. The minimum initial and subsequent transfer amounts are $25 monthly, $75 quarterly, $150 semi-annually, or $300 annually.


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

                             b. Under a systematic transfer, amounts may be transferred from only one of the Sub-accounts or the Guaranteed Interest Account, but may be allocated to multiple Sub-accounts and the Guaranteed Interest Account.

                             c. To be eligible for systematic withdrawals, the Participant Account must have an initial value of at least $2,000 in the Sub-account (or Guaranteed Interest Account, if applicable) from which funds are to be systematically transferred.

                             d. The amount transferred in any one Participant Account Year from the Guaranteed Interest Account may not exceed the greater of $1,000 or 25% of the value of the Participant Account as of the last day of the prior Participant Account Year.

                             If the value in the Sub-account (or Guaranteed Interest Account, if applicable) from which systematic transfers are to be made is less that the elected transfer amount, the remaining balance will be transferred and no more systematic transfers will be made.

                             Notwithstanding any other provision of this Policy, under a systematic transfer election, you may make more than one systematic transfer from the Guaranteed Interest Account in any one Participant Account Year.

                             Non-systematic transfers from the Guaranteed
                             Interest Account will be effectuated by us on the last Valuation Date to occur in the calendar quarter during which the transfer request was received by our Variable Products Operations Division. All systematic transfers will be effectuated by us on the first Valuation Date of the calendar month following receipt by us of the systematic transfer request.

                             We reserve the right to require that requests for transfers be made in writing. A transfer charge may be imposed as shown on the Schedule Pages. Any such charge will be deducted from the Sub-accounts from which the amounts are to be transferred in the same proportion as the amounts to be transferred to each Sub-account and the Guaranteed Interest Account bear to the total amount transferred. The Accumulated Value of each Sub-account and the Guaranteed Interest


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

                             Account will be determined on the Valuation Date that coincides with the date of transfer. Any new Units credited to a Sub-account, and Adjusted Deposits held under the Guaranteed Interest Account, as a result of any transfer shall bear the same Payment Date as the Units or Adjusted Deposits released to effectuate such transfer.

Participant-Directed         If the Policyholder has so elected in the
Account Transfers            Application for this Policy, and the Schedule
and Allocations              Pages of this Policy so indicate, a Participant may
                             direct us as to the allocation of Premiums applied by the Policyholder to the Participant Account maintained for such Participant between and among the Sub-accounts and the Guaranteed Interest
                             Account. In additional, a Participant may direct the allocation of the value of such Participant
                             Account between and among the Sub-accounts and the Guaranteed Interest Account. Such
                             Participant-directed transfers and allocations shall be binding on us, until such time as the Policyholder provides specific written instructions that we are not to take allocation or transfer instructions from a named Participant. In no event shall a Participant be permitted to surrender or make withdrawals from a Participant Account.

Withdrawals and              The Policyholder may withdraw in cash the
Surrender                    surrender value of any Participant Account
                             maintained under this Policy, less any applicable
                             State Premium Tax Charge assessable at time of withdrawal, in whole or in part at any time. Such withdrawals must be by written request in a form satisfactory to us and must include such income tax withholding information as we may reasonably require.

                             The amount withdrawn from any Sub-account of the Separate Account will be accomplished by the surrender and release of Accumulation Units credited to the Sub-accounts(s) from which the withdrawal is to be made, in such amount as required to effectuate such withdrawal, including any applicable fee or charge.

                             Any amount withdrawn from the Guaranteed Interest Account will be taken by the release of Adjusted Deposits in the amount needed to effectuate such withdrawal, including any applicable fee or charge.


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

                             If, as the result of a withdrawal, no value remains under a Participant Account, the Participant Account will be deemed fully surrendered and terminated. The value of a Participant Account will be determined on the Valuation Date that coincides with the date of the withdrawal.

                             Withdrawals are subject to the Contingent Deferred Sales Charge set forth in the Schedule Pages and described in Part 5 of this Policy.

Lapse If on any Valuation Date the value of a Participant Account becomes zero, such account will immediately terminate and lapse without value.

Rules and                    The Accumulation Units and Adjusted Deposits
Limitations                  released for transfer or withdrawal will be
                             determined on a First-1n, First-Out (FIFO) basis, based on Payment Date.

Deferral of                  Transfers, withdrawals, and payment of the
Payment                      proceeds due upon a request for a full surrender
                             will usually be processed within 7 days. However, we may postpone the processing of any such transactions for any of the following reasons (as provided under the Investment Company Act of 1940):

                             a. when the New York Stock Exchange is closed, other than customary weekend and holiday closings;

                             b. when trading on the exchange is restricted by the Securities and Exchange Commission;

                             c. when the Securities and Exchange Commission declares that an emergency exists as a result of which disposal of securities in the Fund is not reasonably practicable or it is not reasonably practicable to determine the value of the Accumulation Units in the Sub-accounts; or

                             d. when a governmental body having jurisdiction over the Account by order permits such suspension.

                             Rules and regulations of the Securities and Exchange Commission, if any, are applicable and will govern as to whether conditions described in
                             (b), (c) or (d) exist.


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

                        PART 5: EXPENSE CHARGES AND FEES

Charges and Fees             Charges and fees to cover expenses incurred by us
                             in the distribution and administration of this Policy and its Participant Accounts are described in the Schedule Pages of this Policy.

Payment of Charges           If outstanding Charges or Fees have not otherwise
                             been paid by the Policyholder, the amount of outstanding Fees and Charges will be deducted, on a pro-rata basis, from Participant Accounts maintained under this Policy.


                PART 6: DETERMINING THE ACCUMULATION UNIT VALUES

Crediting of                 When a premium payment for a Participant Account
Account Accumulation         is received by us and allocated, as the
Units                        Policyholder or Participant (if authorized) shall
                             direct, we will apply the premium paid on the Payment Date to credit Accumulation Units to such Account. The number of Accumulation Units credited will be determined by dividing the premium applied to that Account by the then current Accumulation
                             Unit Value of the appropriate Sub-account. The
                             Accumulation Unit Value of each Sub-account on a Valuation Date is determined at the end of that day.


Determination of             The Accumulated Value of this Policy, or a
Accumulated Value            Participant Account maintained under this Policy,
                             is determined by multiplying the total number of Units under this Policy, or such Participant
                             Account, for that Sub-account by the current
                             Accumulation Unit Value of that Sub-account. The total Accumulated Value under this Policy, or such Participant Account, equals the sum of the Accumulated Values of each of the Sub-accounts.

Determination of the         The Accumulation Unit Value of each Sub-account
Current Accumulation         was set by us on the first Valuation Date under
Unit Value                   each Sub-account. The current Accumulation Unit
                             Value of a Sub-account on any subsequent Valuation
                             Date is determined by multiplying the Accumulation
                             Unit Value of the Sub-account on the immediately preceding Valuation Date by the Net Investment
                             Factor for that Sub-account for the Valuation
                             Period just ended.

Determination of             The Net Investment Factor for a Sub-account is
Net Investment Factor        determined by the investment performance of the


GD601                                  14
                             assets underlying the Sub-account for the Valuation Period just ended. The Net Investment Factor of a Sub-account for any Valuation Period is equal to
                             1.0000000 plus the applicable net investment rate for the period. The net investment rate is determined by:

                             a. taking the sum of the accrued net investment income and capital gains and losses, realized or unrealized, of the Sub-account for the Valuation Period; and

                             b. dividing the result of (a) by the Accumulated Value of the Sub-account at the beginning of the Valuation Period; and

                             c. for each calendar day in the Valuation Period, subtracting the Daily Mortality and Expense Fee shown in the Schedule Pages.

The Valuation of             The values of the assets in each Sub-account will
Sub-accounts                 be calculated in accordance with applicable law and
                             accepted procedures.


                            PART 7: ANNUITY BENEFITS

Purchase of Individual       The Policyholder may elect to apply the value
Annuity Contract             of a Participant Account to the purchase of an
                             Individual Annuity Contract. Any such Individual
                             Annuity Contract shall be nontransferable and non-assignable. Notwithstanding, if the amount to be so applied is less than $2,000 or would result in monthly annuity payments of less than $20, we shall have the right to pay such amount in one lump sum in lieu of providing such an Annuity. We also have the right to change the Annuity payment frequency to annual if the monthly Annuity payment would otherwise be less than $20. The Participant may elect any of the Payment Options available under such Contract at the time of purchase. If the Participant has not made a written election of any other option by the Maturity Date of such Contract, payments will commence under a life annuity with variable monthly payments, with a period certain of 10 years ("Payment Option I"). Annuity payments falling due after the Annuitant's death during the period certain will be paid to the Annuitant's beneficiary, as determined under such Contract.


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

Payment Option I             Payment Option I is a life annuity with variable
                             monthly payments, with a period certain of 10 years. The first monthly payment is due on the Annuity Commencement Date specified in the application for the Individual Annuity Contract.
                             Future payments will be due on the same day of the month as the first payment is due, or if such date does not fall within a month then the first
                             Valuation Date to occur in the following month.
                             Payments will continue during the lifetime of the Annuitant, or, if later, the end of the 10-year period certain starting with the date the first payment is due.

Calculation of               The Variable Income Table below shows the minimum
Variable Income              amount of the first monthly payment for each
Payments                     $1,000 applied. The minimum first payments shown
                             are based on the 1983 Annuity Table projected to the year 2000, and with projection Scale G thereafter, and an effective annual interest rate of 4 1/2%. The actual payments will be based on the monthly payment rates we are using when the first payment is due. They will not be less than shown in the table.

                             In determining the first payment, the amounts held under this option in each Sub-account are multiplied by the rates we are using for this option on the first Payment Calculation Date. The first payment equals the total of such figures determined for each Sub-account.

                             Future payments are measured by Annuity Units and are determined by multiplying the Annuity Units for the Account in each Sub-account with assets under this option by the Annuity Unit Value for each Sub-account on the Payment Calculation Date that applies. The payment will equal the sum of the amounts provided by each such Sub-account.

Annuity Units                The number of Annuity Units in each Sub-account
                             with assets under this option is equal to the portion of the first payment provided by that Sub-account divided by the Annuity Unit Value for that Sub-account on the first Payment Calculation Date.

Annuity Unit Value           All Annuity Unit Values in each Sub-account of the
                             Separate Account were set at $1.0000000 on the first Valuation Date selected by us. The value on any date thereafter is equal to (a) the Net


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                                                        16

                             Investment Factor for that Sub-account for the Valuation Period divided by (b) the sum of
                             1.0000000 and the rate of interest for the number of days in the Valuation Period, based on an effective annual rate of interest equal to the Assumed Investment Rate, and multiplied by (c) the corresponding Annuity Unit Value on the preceding Valuation Date.

Assumed Investment           The Assumed Investment Rate of 4 1/2% per year is
Rate                         the annual interest rate assumed in determining the
                             first payment. The amount of each subsequent payment from each Sub-account of the Separate
                             Account will depend on the relationship between the Assumed Investment Rate and the actual investment performance of that sub-account. If a 4 1/2% rate would result in a first variable payment larger than that permitted under applicable state law, we will select a lower rate which will comply with that law.

Payment Calculation          Payments are calculated on a Payment Calculation
Date                         Date. That date is the earliest Valuation Date
                             which is not more than 10 days before the due date of the payment.

Restrictions                 Unless we agree otherwise, withdrawals, partial or
                             full surrenders, transfers, or additional premium payments may not be made under this Payment Option.

Variable Income Table        The following Variable Income Table shows the
                             Minimum Monthly Payment Rate for first payment, for each $1000 Applied (Based on 4 1/2% Assumed
                             Investment Rate):

                             Adjusted Age*                    Rate**
                                  40                          4.14
                                  45                          4.28
                                  50                          4.47
                                  55                          4.73
                                  60                          5.07
                                  65                          5.53
                                  70                          6.17
                                  75                          7.00
                                  80                          8.01
                                  85                          9.04

                             * Adjusted Age is attained age on birthday nearest due date of the first payment. Monthly payment rates for ages not shown will be furnished on request.


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

                             ** Rates shown are applicable to both male and female Annuitants.

Life Expectancy              In respect to a Participant who is required
Distributions                to take minimum distributions upon attainment of
                             age 70 1/2, under the terms of the Plan and as required under section 401(a)(9) of the Internal
                             Revenue Code, the Policyholder may elect to take
                             Life Expectancy Distributions ("LED") from the
                             Participant Account maintained for that
                             Participant. If elected by the Policyholder, we will make annual distribution to the Policyholder in an amount not less than the minimum required distribution for such Participant, or such Participant and a designated beneficiary, as the Policyholder may direct. We will calculate the minimum required annual distribution amount under regulations issued by the Internal Revenue Service from information provided by the Policyholder. We will not be responsible for any income tax liabilities, penalties, or interest arising from an underdistribution resulting from inaccurate or incomplete information provided to us by the Policyholder.

                             The Policyholder may stop distributions from a Participant Account under the LED option at any time by written notice to us. LED distributions will cease upon surrender by the Policyholder of the Participant Account from which such distributions are made. Upon not less than 60 days written notice to the Policyholder, we may terminate the LED payment schedule.


                             PART 8: DEATH BENEFITS

Death of Participant         If a Participant in respect to whom a Participant
                             Account is maintained under the Policy dies, at the Policyholder's request, we will fully surrender such Account, and pay to the Policyholder the death benefit described below, less any applicable state premium taxes.

                             If the Annuitant dies after an Individual Annuity Contract has been issued and delivered, the death benefit (if any) payable in respect to any Annuitant shall be paid according to the terms of such Individual Annuity Contract.


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

Amount of Death Benefit      If the Participant in respect to whom a Participant
                             Account is maintained under this Policy dies during the first 6-Participant Account Year period, and prior to the issuance of an Individual Annuity
                             Contract for such Participant, the death benefit payable under this Policy in respect to such Participant will equal the greater of (1) the sum of all premium payments made to the Participant
                             Account less any prior partial withdrawals or (2) the value of the Participant Account on the date of our receipt of a certified copy of the certificate of death. Such death benefit shall be paid to the Policyholder.

                             If the Participant dies during any subsequent 6-Participant Account Year period following the first, the death benefit will equal the greater of
                             (1) the death benefit that would have been payable at the end of the immediately preceding 6-Participant Account Year period plus any additional premiums paid, less any partial withdrawals since such date or (2) the value of the Participant Account on the date of our receipt of a certified copy of the certificate of death. Such death benefit shall be paid to the Policyholder.


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

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

Main Administrative Office:         One American Row, Hartford,
                                    Connecticut  06115
Statutory Home Office:              99 Troy Road, East Greenbush,
                                    New York, 12061

         -----------------------------------------------------------------------
         Policyholder:              Trustees of the ABC Company
                                    Employee Pension Plan Trust
         Name of Plan:              ABC Company Employee Pension
                                    Plan and Trust
         Policy/Plan No.:           0001
         Effective Date:            June 1, 1993
         -----------------------------------------------------------------------


Phoenix Home Life Mutual Insurance Company agrees to pay the benef its of this Policy in accordance with its terms, in consideration of the application of the Policyholder and of the payment of premiums as provided herein. It will take effect on the Policy Effective Date. Except as otherwise provided by law, this Policy is governed by the laws of the state where it is delivered.

For service or information on this Policy, please contact our Variable Products Operations Division at the following address:

                   Phoenix Home Life Mutual Insurance Company
                      Variable Products Operations Division
                         101 Munson Street, P.O. Box 942
                              Greenfield, MA 01302

RIGHT TO CANCEL: As Policyholder, you have the right to cancel this Policy within 10 days after it is delivered to you, by returning it to our Variable Products Operations Division, for a refund of the Contract Value plus any charges made under this Policy.

Values and benefits provided under the Policy are variable to the extent they are based on the investment experience of the Separate Account, and are not guaranteed as to dollar amount. See Part 6 for a description of how Accumulated Values are determined, and Part 7 for how the variable payments are determined.

     Secretary                                         Chairman of the Board

                                    Registrar


             GROUP FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY POLICY
                              Unallocated Accounts


GD603

             GROUP FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY POLICY

                                 SCHEDULE PAGES



Policyholder:         Trustees of the ABC Company Employee Pension Plan Trust
Name of Plan:         ABC Company Employee Pension Plan and Trust
Policy/Plan No.:      0001
Effective Date:       June 1, 1993



                            CONTRACT SPECIFICATIONS:
                            ------------------------

PREMIUM PAYMENT INTERVALS: Premiums may be paid to this Policy not more frequently than bi-weekly.

TRANSFERS: There are no limitations on the number of transfers between or among the Sub-accounts and to the Guaranteed Interest Account. Except as expressly provided otherwise in Part 4, not more than four transfers may be made from the Guaranteed Interest Account in any Policy Year, and only one such transfer may be made in any three-consecutive month period. The amount of such transfers in any one Policy Year from the Guaranteed Interest Account may not exceed the greater of $1,000 or 25% of the value of the Guaranteed Interest Account.

ALLOCATIONS: There are no limitations on the number of times the allocation of premiums credited to Sub-accounts and the Guaranteed Interest Account may be changed.

RIGHT OF TERMINATION: We reserve the right to terminate this Policy for any reason, in accordance with procedures described in Part 2 of this Policy, at any time after the twentieth anniversary of the Policy Effective Date.

                              SEPARATE ACCOUNT FEE:
                              ---------------------

DAILY MORTALITY AND EXPENSE FEE:        .00342% (based on annual rate of 1.25%)

                           CONTRACT FEES AND CHARGES:
                           --------------------------

ANNUAL ADMINISTRATIVE CHARGE: An Annual Administrative Charge of $300 will be charged to this Policy for each Policy Year. We reserve the right to increase the Annual Administrative Charge on written prior notice to the Policyholder.


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

TRANSFER CHARGE: No charge will be imposed in respect to transfers among and between Sub-accounts and the Guaranteed Interest Account. We reserve the right to impose a Transfer Charge in instances where more than six transfers are made between or among the Sub-accounts and the Guaranteed Interest Account during a Policy Year, upon written prior notice to the Policyholder.

ALLOCATION CHARGE: No charge will be imposed in respect to changes in the allocation of Premiums and Deposits to the Sub-accounts and the Guaranteed Interest Account. We reserve the right to impose an Allocation Charge in instances where more than six allocation changes are made during a Policy Year, upon written prior notice to the Policyholder.

CONTINGENT DEFERRED SALES CHARGE: Any amount withdrawn from this Policy will be subject to the following Contingent Deferred Sales Charge, expressed as a percentage of the amount withdrawn:

             Age of Policy in                   Contingent Deferred
             ----------------                   -------------------
           Complete Policy Years                    Sales Charge
           ---------------------                    ------------
                     0                                     6%
                     1                                     6%
                     2                                     6%
                     3                                     6%
                     4                                     6%
                     5                                     5%
                     6                                     4%
                     7                                     3%
                     8                                     2%
                     9                                     1%
                    10, or more                            0%

The Contingent Deferred Sales Charge shall be waived in respect to a withdrawal upon a satisfactory demonstration by the Policyholder that the amount withdrawn will be applied to provide benefits under the Plan in respect to the death, or disability of a Participant, or applied to the purchase of an Individual Annuity Contract (as described in Part 7), or an election of Life Expectancy Distributions (as described in Part 7).

In addition, the Contingent Deferred Sales Charge will be waived upon a satisfactory demonstration by the Policyholder that the amount withdrawn will be applied to provide benefits under the Plan in respect to the separation from service or retirement of a Participant, provided that withdrawals, in the aggregate, do not exceed the applicable limitation. In the first Policy Year, the applicable limitation shall be an amount equal to 15% of aggregate Premiums paid under this Policy. In any Policy Year thereafter, the applicable limitation shall be an amount equal to 15% of the Policy Value as of the last anniversary of the Policy Effective Date.


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

In no event will the total of all Contingent Deferred Charges applied to withdrawals from this Policy exceed 9% of the total premium paid.

PREMIUM TAX CHARGE: 0.0000% of each premium paid. The Premium Tax Charge will be assessed upon surrender of this Policy, or upon purchase of an Individual Annuity Contract.

                  DESCRIPTION OF SEPARATE ACCOUNT SUB-ACCOUNTS
                  --------------------------------------------

FUND:   THE PHOENIX EDGE SERIES FUND

BOND: The investment objective of the Bond Sub-account is to seek long-term total return by investing in a diversified portfolio of high-yield (high-risk) and high quality fixed income securities.

MONEY MARKET: The investment objective of the Money Market Sub-account is to provide maximum current income consistent with capital preservation and liquidity.

GROWTH: The investment objective of the Growth Sub-account is to achieve intermediate and long-term growth of capital, with income as a secondary consideration.

TOTAL RETURN: The investment objective of the Total Return Sub-account is to realize as high a level of total rate of return over an extended period of time as is considered consistent with prudent investment risk.

INTERNATIONAL: The International Sub-account seeks as its investment objective of a high total return consistent with reasonable risk.

BALANCED: The investment objective of the Balanced Sub-account is to seek reasonable income, long-term capital growth and conservation of capital.

We reserve the right to terminate any variable Sub-account on 60 days written notice to the Policyholder, subject to compliance with applicable law and regulations.

                   DESCRIPTION OF GUARANTEED INTEREST ACCOUNT:
                   -------------------------------------------

GUARANTEED INTEREST ACCOUNT: The Guaranteed Interest Account is not part of the Separate Account. It is accounted for as part of our general account. We will credit interest daily on any amounts held under the Guaranteed Interest Account at such rates as we shall determine, but in no event will the effective annual rate of interest be less than 3%.

On the last working day of each calendar week we will set the


GD603
interest rate that will apply to any Deposits made to the Guaranteed Interest Account during the following calendar week. That rate will remain in effect for such Deposits, or their resulting Adjusted Deposits, for an initial guarantee period on one full year. Upon expiry of the initial one-year guarantee period, and each subsequent one-year guarantee period thereafter, the rate applicable for any Deposits or Adjusted Deposits whose guarantee period has just ended shall be the same rate that applies to new Deposits made during the calendar week in which the guarantee period expired. Such rate shall likewise remain in effect for such Adjusted Deposits for a subsequent guarantee period of one full year.

We reserve the right to limit cumulative Deposits made to the Guaranteed Interest Account during any one-week period to no more than $250,000. We reserve the right to terminate the Guaranteed Interest Account at the end of any Policy Year, upon not less than 60 days written notice to the Policyholder and compliance with applicable law and regulations.


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                                Table of Contents

Part                                                                Page

1.     Definitions...............................................     1

2.     About the Policy
              Policy the Entire Contract.........................     3
              The Policyholder's Rights..........................     3
              Effect of Waiver of Policy
                   Provision.....................................     4
              Contestability.....................................     4
              Required Proof of Age and
                   Survival......................................     4
              Adjustment for Misstatement of Age.................     4
              Claims of Creditors................................     4
              Non-Assignability Provision........................     4
              Statement of Account...............................     4
              Divisibility of Surplus............................     4
              Termination of This Policy.........................     5
              Effect of Termination..............................     5

3.     Allocation of Premiums
              Premium Amounts....................................     6
              Premium Allocation.................................     6
              Premiums Allocated To
                   The Sub-accounts..............................     7
              The VA Account.....................................     7
              The Guaranteed Interest Account....................     8

4.     Transfers, Withdrawals and Lapse
              Transfers among Sub-accounts and
                   Guaranteed Interest Account...................     8
              Withdrawals and Surrender..........................     9
              Lapse..............................................    10
              Rules and Limitations..............................    10
              Deferral of Payment................................    10

5.     Expense Charges and Fees
              Charges and Fees...................................    11
              Payment of Charges and Fees........................    11

6.     Determining the Accumulation Unit Values
              Crediting of Account Accumulation
                   Units.........................................    11
              Determination of Accumulated Value. ...............    11
              Determination of the Current
                   Accumulation Unit Value.......................    11
               Determination of Net
                   Investment Factor.............................    12
              The Valuation of Sub-accounts .....................    12


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7.     Annuity Benefits
              Purchase of Individual Annuity
                   Contract......................................    12
              Payment Option I...................................    13
              Calculation of Variable
                   Income Payments...............................    13
              Annuity Units......................................    13
              Annuity Unit Value.................................    14
              Assumed Investment Rate............................    14
              Payment Calculation Date...........................    14
              Restrictions.......................................    14
              Variable Income Table..............................    14
              Life Expectancy Distributions .....................    15


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                               PART 1: DEFINITIONS

You (Your):                  The Policyholder named in this Policy.

We (Our, Us):                Phoenix Home Life Mutual Insurance Company.

Account: Phoenix Home Life Variable Accumulation Account, also referred to as the "VA Account."

Accumulation Value:          The total value of this Policy's share, if any, in
                             all Sub-accounts.

Accumulation Unit:           A standard of measurement, also referred to as a
                             "Unit" and described in Part 6, used to measure the value of each Sub-account.

Adjusted Deposit:            Any Deposit to the Guaranteed Interest Account, as
                             adjusted to include any interest credited on, and any Policy charges or withdrawals deducted from, such Deposit while held under such Sub-account.

Annuitant:                   A Participant for whom an Individual Annuity
                             Contract has been purchased under this Policy, and whose life is the measuring life under such Individual Annuity Contract.

Annuity: A contract promising a periodic series of payments for a specified term.

Annuity Unit:                A standard of measurement, as described in Part 7
                             used to measure the amount of each variable monthly income payments, as described in Part 7.

Deposit: Any premium or transferred amount applied to the Guaranteed Interest Account.

Guaranteed Interest
Account: An allocation option under this Policy, described in the Schedule Pages, under which amounts deposited are guaranteed to earn a fixed rate of interest.

Individual Annuity
Contract:                    An individual Annuity contract purchased by the
                             Policyholder under this Policy to for a Participant or for a Participant's beneficiary, in order to provide benefits accrued under the Plan.


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Participant:                 An individual designated by the Policyholder as a
                             participant in the Plan, or in respect to whom an Individual Annuity Contract has been issued under this Policy.

Payment Date:                The Valuation Date on which a premium payment is
                             received at our Variable Products Operations
                             Division, unless it is received after the close of the New York Stock Exchange, in which case it will be the next Valuation Date.

Plan: The Plan named on the Schedule Pages of this Policy.

Policy:                      This Group Flexible Premium Variable Deferred
                             Annuity Policy.

Policy Effective Date:       The date on which the initial premium is paid under
                             this Policy.

Policy Value:                The value of the Policyholder Account.

Policy Year:                 The twelve-consecutive month period beginning on
                             the Policy Effective Date, and each subsequent anniversary of such date. In the event this Policy is terminated, the final Policy Year shall begin on the anniversary of the Policy Effective Date, and shall end on the date of termination.


Policyholder:                The Policyholder identified on the Schedule Pages.

Policyholder Account:        An account maintained by us, which is the sum of
                             all Accounts and the Guaranteed Interest Account maintained under this Policy.

Schedule Pages:              The pages containing Contract Specifications,
                             Separate Account Fees, Contract Fees and Charges, and Description of the Guaranteed Interest Account and Phoenix Edge Series Funds Sub-accounts.

Sub-Account:                 The accounts within our Separate Account (described
                             in the Schedule Pages) to which premiums may be allocated under this Policy.

Surrender Value:             In respect to this Policy, the Policy Value, less
                             any applicable fees or charges.

Valuation Date:              Every day the New York Stock Exchange is open for
                             trading and our Variable Products Operation


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                             Division is open for business.

Valuation Period:            For any Sub-account, it is the period in days
                             beginning with the day following the last Valuation
                             Date of that Sub-account and ending on that Sub-account's next succeeding Valuation Date.


                            PART 2: ABOUT THE POLICY

Policy the Entire            The Policy and the written application of the
Contract                     Policyholder, a copy of which is attached to and
                             made a part of the Policy, are the entire contract between the Policyholder and us. Any change in the provisions of the Policy must be signed by one of our executive officers and countersigned by our Registrar or one of our executive officers. No other person, including an agent, may change or waive any of the Policy provisions; nor can he or she make any agreement which would be binding on us. We reserve the right to change the provisions of the contract upon 90 days advance notice to the Policyholder, but any such change will only apply as of the effective date of such change.

The Policyholder's           The Policyholder may act for and on behalf of any
Rights                       and all Participants in matters pertaining to the
                             Policy; and every act done by the Policyholder, or notice given by us to the Policyholder or by the Policyholder to us, shall be binding on all such Participants. Notwithstanding, no provision of this Policy shall invalidate or impair any rights that the Policyholder may be granted under applicable state insurance law.

                             The Policyholder's rights, subject to the terms of the Plan, include the right to:

                             a. Make premium payments to this Policy in such amounts and at such times as Policyholder deems to be appropriate under the Plan, subject to the Premium Payment Interval provision set forth in the Schedule Pages of this Policy.

                             b. Allocate premiums paid among and between the Sub-accounts and the Guaranteed Interest Account.

                             c. Make withdrawals from this Policy, or to fully surrender this Policy for its Surrender Value.


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                             f. Direct that all or any part of the value of this
                             Policy be applied to the purchase of an Individual Annuity Contract, as described in Part 7 of this Policy.

Effect of Waiver of          If at any time we choose not to enforce a Policy
Policy Provision             provision, we still retain our right to enforce
                             that provision at any other time.

Contestability               We rely on all statements made by or for the
                             Policyholder in the application for this Policy, or any enrollment form. These statements are considered to be representations and not warranties. We can contest the validity of this Policy for any material misrepresentation or misstatement of fact.

Required Proof of            In respect to an Individual Annuity Contract
Age and Survival             issued applied for under this Policy, proof of the
                             Annuitant's age must be filed with us before such contract will be issued. We also have the right to require proof of the identity, age and survival of any person entitled to any payment under the policy or upon whose life any Annuity payments depend.

Adjustment for               If the age of the Annuitant has been misstated,
Misstatement of Age          any benefits payable under the Individual Annuity
                             Contract issued to that Annuitant will be adjusted to the amount that the Premium paid would have purchased based on the Annuitant's correct age. Any overpayments and underpayments made by us will be charged or credited against future payments to be made under the Individual Annuity Contract with respect to that Annuitant.

Claims of                    To the extent permitted by law, no amount payable
Creditors                    under this Policy will be subject to any legal
                             process to satisfy the claims of creditors.

Non-Assignability            This Policy, the Policyholder Account or any
Provision                    Individual Annuity Contract issued under this
                             Policy, is and shall not be assignable or transferable.

Statement of                 We will furnish the Policyholder a statement of
Account                      the Policy Value not less frequently than annually.

Divisibility of              We shall annually ascertain and apportion any
Surplus                      divisible surplus accruing on this Policy. However,
                             due to the nature of this Policy, it is


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                             not anticipated that divisible surplus will accrue
                             to this Policy.


Termination of               At any time, for any reason, the Policyholder may
This Policy                  terminate this Policy on written notice to our
                             Variable Products Operations Division by registered or certified mail. Such notice shall be effective on the date received by us.

                             We may terminate this Policy upon the occurrence of any of the following events:

                             a. the Plan fails to meet the requirements of qualification under the Internal Revenue Code of 1986, as amended, or the Employee Retirement Security Act, as amended ("ERISA"), or any successor statutes thereto, or if performance under the Policy would violate any provision of law applicable to us;

                             b. the Policyholder fails to provide any information reasonably requested by us in respect to this Policy;

                             c. the sum of all amounts withdrawn from the Policy exceeds the Policy Value;

                             d. aggregate premiums paid under this Policy do not equal at least $1,000 for three consecutive Policy Years, or if withdrawals during any Policy Year exceed 50% of the Policy Value at the beginning of such Policy Year.

                             e. the Policy Value, as of any day following the fourth anniversary of the Policy Effective Date, is less than $30,000.

                             Notice of termination by us will specify a date of termination which will not be earlier than 10 days from the date of receipt by the Policyholder of such notice, mailed by registered or certified mail to the Policyholder.

Effect of                    Upon termination of this Policy, we shall promptly
Termination                  pay its Surrender Value to the Policyholder.
                             Termination of this Policy will have no effect upon payments to an Annuitant under an Individual
                             Annuity Contract under this Policy prior to its termination.

                             Upon termination of this Policy, the Policyholder may elect to apply the Policy Value to the


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                             purchase of Individual Annuity Contracts for
                             Participants (or their beneficiaries), or may elect to receive the Surrender Value in a single sum payment.


                         PART 3: ALLOCATION OF PREMIUMS

Premium Amounts              Subject to the limitations set forth in this
                             Policy, the Policyholder may pay premiums in such amounts as the Policyholder deems to be appropriate under the Plan, but not more frequently than the payment intervals shown on the Schedule Pages. All premiums are payable at our Variable Products
                             Operations Division, except that the initial premium may be paid to our authorized agent for forwarding to our Variable Products Operations
                             Division. Payments will be credited to this Policy and allocated as of the date received at our Variable Products Operations Division.

                             The Policyholder may vary the amount and payment intervals for subsequent premiums, and additional premium payments may be made within the following limits:

                             a. Each premium payment must at least equal $25.

                             b. No more than $1,000,000 in total premiums may be contributed, unless we agree otherwise.

Premium                      The premium will be applied on the Payment Date
Allocation                   among and between the Sub-accounts and the
                             Guaranteed Interest Account, as the Policyholder shall direct, subject to the following limitations:

                             a. Each allocation to a Sub-account or the Guaranteed Interest Account must be at least $25.

                             b. No more than $1,000,000, in the aggregate, may be allocated to any Sub-account or the Guaranteed Interest Account, unless we agree otherwise.

                             The number of Accumulation Units credited to each Sub-account will be determined by dividing the premium applied to that Sub-account by the Accumulation Unit Value of that Sub-account on the Payment Date. The amount of a Deposit to the


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                             Guaranteed Interest Account will equal the amount
                             of any premium so applied on the Payment Date. Any Units credited to a Separate Account Sub-account, or Deposits credited to the Guaranteed Interest Account, as the result of a premium payment will bear the same Payment Date as the premium applied to create such Accumulation Unit or Deposit. Interest included as part of an Adjusted Deposit shall bear the same Payment Date as the Deposit.

                             The Policyholder may change the allocation schedule with respect to subsequent or additional premium payments by written notice filed with us. We reserve the right to waive the requirement of written notice.

Premiums Allocated           The values that accumulate under this Policy are
To Sub-accounts              based on the amount of premium payments made, the
                             rates of interest credited on any amount allocated to the Guaranteed Interest Account, and the investment experience of the Separate Account
                             Sub-accounts to which the premium payments have been allocated. Except for the Guaranteed Interest
                             Account, the Sub-accounts are part of the Phoenix
                             Home Life Variable Accumulation Account ("VA
                             Account"). They invest in Mutual Funds which have differing investment objectives as in the Description of Separate Account Sub-Accounts in the
                             Schedule Pages.

                             We have the right to add additional Sub-accounts subject to approval by the Securities and Exchange Commission and, where required, by the insurance supervisory official of the state where the policy was delivered.

The VA Account               The VA Account is a Separate Account established by
                             us under New York Law and is registered as a unit investment trust under the Investment Company Act of 1940. All income, gains and losses, realized and unrealized, of the VA Account are credited to or charged against the amounts placed in the VA
                             Account without reference to other income, gains and losses of our General Account. The assets of the VA Account are owned solely by us and we are not a trustee with respect to such assets.

                             We use the assets of the VA Account to buy shares of the Phoenix Edge Series Fund according to the most recent allocation instruction on file with


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                             us at our Variable Products Operations Division.
                             The Fund is registered under the 1940 Act as an open end, diversified management investment company. The Fund has separate Series that correspond to the Sub-accounts. Assets of each Sub-account are invested in shares of the corresponding Fund Series.

The Guaranteed               In addition to Separate Account Sub-accounts,
Interest Account             this Policy also provides a Guaranteed Interest
                             Account to which premiums may be allocated. The
                             Guaranteed Interest Account is not part of the Separate Account; it is accounted for as part of our general account. We will credit interest on the amount in the Guaranteed Interest Account at such rate(s) as provided for under the terms of this Policy.


                    PART 4: TRANSFERS, WITHDRAWALS, AND LAPSE

Transfers Among              Subject to the terms of this Policy and the Plan,
Sub-Accounts and the         the Policyholder may transfer all or any portion
Guaranteed Interest          of the value of the Sub-accounts and the Guaranteed
                             Interest Account.

                             The Policyholder may also direct the systematic transfer of specified amounts from a Sub-account or the Guaranteed Interest Account to the other options available under this Policy. The amount and frequency of the systematic transfer amounts will be as the Policyholder shall direct in writing, subject to the following limitations:

                             a. The minimum initial and subsequent transfer amounts are $25 monthly, $75 quarterly, $150 semi-annually, or $300 annually.

                             b. Under a systematic transfer, amounts may be transferred from only one of the Sub-accounts or the Guaranteed Interest Account, but may be allocated to multiple Sub-accounts and the Guaranteed Interest Account.

                             c. To be eligible for systematic withdrawals, a value of at least $2,000 in the Sub-account (or Guaranteed Interest Account, if applicable) from which funds are to be systematically transferred is required.

                             d. The amount transferred from the Guaranteed


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                             Interest Account may not exceed the greater of
                             $1,000 or 25% of the value of the Guaranteed
                             Interest Account as of the last day of the prior Policy Year.

                             If the value in the Sub-account (or Guaranteed Interest Account, if applicable) from which systematic transfers are to be made is less that the elected transfer amount, the remaining balance will be transferred and no more systematic transfers will be made.

                             Notwithstanding any other provision of this Policy, under a systematic transfer election, you may make more than one systematic transfer from the Guaranteed Interest Account in any one Policy Year.

                             Non-systematic transfers from the Guaranteed
                             Interest Account will be effectuated by us on the last Valuation Date to occur in the calendar quarter during which the transfer request was received by our Variable Products Operations Division. All systematic transfers will be effectuated by us on the first Valuation Date of the calendar month following receipt by us of the systematic transfer request.

                             We reserve the right to require that requests for transfers be made in writing. A transfer charge may be imposed as shown on the Schedule Pages. Any such charge will be deducted from the Sub-accounts from which the amounts are to be transferred in the same proportion as the amounts to be transferred to each Sub-account and the Guaranteed Interest Account bear to the total amount transferred. The Accumulated Value of each Sub-account and the Guaranteed Interest Account will be determined on the Valuation Date that coincides with the date of transfer. Any new Units credited to a Sub-account, and Adjusted Deposits held under the Guaranteed Interest Account, as a result of any transfer shall bear the same Payment Date as the Units or Adjusted Deposits released to effectuate such transfer.

Withdrawals and              The Policyholder may withdraw all or any part
Surrender                    of the Surrender Value of this Policy, less any
                             applicable State Premium Tax Charge assessable at time of withdrawal, in whole or in part at any time. Such withdrawals must be by written request in a form satisfactory to us and must include


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                             such income tax withholding information as we may
                             reasonably require.

                             The amount withdrawn from any Sub-account of the Separate Account will be accomplished by the surrender and release of Accumulation Units credited to the Sub-accounts(s) from which the withdrawal is to be made, in such amount as required to effectuate such withdrawal, including any applicable fee or charge.

                             Any amount withdrawn from the Guaranteed Interest Account will be taken by the release of Adjusted Deposits in the amount needed to effectuate such withdrawal, including any applicable fee or charge.

                             If, as the result of a withdrawal, no value remains under this Policy, the Policy will be deemed fully surrendered and terminated.

                             Withdrawals are subject to the Contingent Deferred Sales Charge set forth in the Schedule Pages and described in Part 5 of this Policy.

Lapse If on any Valuation Date the value of this Policy becomes zero, such account will immediately terminate and lapse without value.

Rules and                    The Accumulation Units and Adjusted Deposits
Limitations                  released for transfer or withdrawal will be
                             determined on a First-In, First-Out (FIFO) basis, based on Payment Date.

Deferral of                  Transfers, withdrawals, and payment of the
Payment                      proceeds due upon a request for a full surrender
                             will usually be processed within 7 days. However, we may postpone the processing of any such transactions for any of the following reasons (as provided under the Investment Company Act of 1940):

                             a. when the New York Stock Exchange is closed, other than customary weekend and holiday closings;

                             b. when trading on the exchange is restricted by the Securities and Exchange Commission;

                             c. when the Securities and Exchange Commission declares that an emergency exists as a result of which disposal of securities in the Fund is not reasonably practicable or it is not reasonably


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                             practicable to determine the value of the
                             Accumulation Units in the Sub-accounts; or

                             d. when a governmental body having jurisdiction over the Account by order permits such suspension.

                             Rules and regulations of the Securities and Exchange Commission, if any, are applicable and will govern as to whether conditions described in
                             (b), (c) or (d) exist.


                        PART 5: EXPENSE CHARGES AND FEES

Charges and Fees             Charges and fees to cover expenses incurred by us
                             in the distribution and administration of this Policy are described in the Schedule Pages of this Policy.

Payment of Charges           If outstanding Charges or Fees have not otherwise
                             been paid by the Policyholder, the amount of outstanding Fees and Charges will be deducted, on a pro-rata basis from the Sub-accounts and the Guaranteed Interest Account.


                PART 6: DETERMINING THE ACCUMULATION UNIT VALUES

Crediting of                 When a premium payment is received by us, and
Account Accumulation         allocated to a Sub-account as the Policyholder
Units                        shall direct, we will apply the premium paid on the
                             Payment Date to credit Accumulation Units to such Account. The number of Accumulation Units credited will be determined by dividing the premium applied to that Account by the then current Accumulation
                             Unit Value of the appropriate Sub-account. The
                             Accumulation Unit Value of each Sub-account on a Valuation Date is determined at the end of that day.

Determination of             The Accumulated Value of this Policy is determined
Accumulated Value            by multiplying the total number of Units under this
                             Policy for that Sub-account by the current
                             Accumulation Unit Value of that Sub-account. The total Accumulated Value under this Policy equals the sum of the Accumulated Values of each of the Sub-accounts.

Determination of the         The Accumulation Unit Value of each Sub-account
Current Accumulation         was set by us on the first Valuation Date under


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Unit Value                   each Sub-account. The current Accumulation Unit
                             Value of a Sub-account on any subsequent Valuation Date is determined by multiplying the Accumulation Unit Value of the Sub-account on the immediately preceding Valuation Date by the Net Investment Factor for that Sub-account for the Valuation Period just ended.

Determination of             The Net Investment Factor for a Sub-account is
Net Investment Factor        determined by the investment performance of the
                             assets underlying the Sub-account for the
                             Valuation Period just ended. The Net Investment
                             Factor of a Sub-account for any Valuation Period is
                             equal to 1.0000000 plus the applicable net
                             investment rate for the period. The net investment
                             rate is determined by:

                             a. taking the sum of the accrued net investment income and capital gains and losses, realized or unrealized, of the Sub-account for the Valuation Period; and

                             b. dividing the result of (a) by the Accumulated Value of the Sub-account at the beginning of the Valuation Period; and

                             c. for each calendar day in the Valuation Period, subtracting the Daily Mortality and Expense Fee shown in the Schedule Pages.

The Valuation of             The values of the assets in each Sub-account will
Sub-accounts                 be calculated in accordance with applicable law and
                             accepted procedures.


                            PART 7: ANNUITY BENEFITS

Purchase of Individual       The Policyholder may elect to apply all or any
Annuity Contract             part of the value of this Policy to the purchase of
                             an Individual Annuity Contract. Any such Individual
                             Annuity Contract shall be nontransferable and non-assignable. Notwithstanding, if the amount to be so applied is less than $2,000 or would result in monthly annuity payments of less than $20, we shall have the right to pay such amount in one lump sum in lieu of providing such an Annuity. We also have the right to change the Annuity payment frequency to annual if the monthly Annuity payment would otherwise be less than $20. The Participant may elect any of the Payment Options available under


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                             such Contract at the time of purchase. If the
                             Participant has not made a written election of any other option by the Maturity Date of such Contract, payments will commence under a life annuity with variable monthly payments, with a period certain of 10 years ("Payment Option I"). Annuity payments falling due after the Annuitant's death during the period certain will be paid to the Annuitant's beneficiary, as determined under such Contract.

Payment Option I             Payment Option I is a life annuity with variable
                             monthly payments, with a period certain of 10 years. The first monthly payment is due on the Annuity Commencement Date specified in the application for the Individual Annuity Contract.
                             Future payments will be due on the same day of the month as the first payment is due, or if such date does not fall within a month then the first
                             Valuation Date to occur in the following month.
                             Payments will continue during the lifetime of the Annuitant, or, if later, the end of the 10-year period certain starting with the date the first payment is due.

Calculation of               The Variable Income Table below shows the minimum
Variable Income              amount of the first monthly payment for each
Payments                     $1,000 applied. The minimum first payments shown
                             are based on the 1983 Annuity Table projected to the year 2000, and with projection Scale G thereafter, and an effective annual interest rate of 4 1/2%. The actual payments will be based on the monthly payment rates we are using when the first payment is due. They will not be less than shown in the table.

                             In determining the first payment, the amounts held under this option in each Sub-account are multiplied by the rates we are using for this option on the first Payment Calculation Date. The first payment equals the total of such figures determined for each Sub-account.

                             Future payments are measured by Annuity Units and are determined by multiplying the Annuity Units for the Account in each Sub-account with assets under this option by the Annuity Unit Value for each Sub-account on the Payment Calculation Date that applies. The payment will equal the sum of the amounts provided by each such Sub-account.

Annuity Units                The number of Annuity Units in each Sub-account


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                             with assets under this option is equal to the
                             portion of the first payment provided by that Sub-account divided by the Annuity Unit Value for that Sub-account on the first Payment Calculation Date.

Annuity Unit Value           All Annuity Unit Values in each Sub-account of the
                             Separate Account were set at $l.0000000 on the first Valuation Date selected by us. The value on any date thereafter is equal to (a) the Net
                             Investment Factor for that Sub-account for the Valuation Period divided by (b) the sum of
                             1.0000000 and the rate of interest for the number of days in the Valuation Period, based on an effective annual rate of interest equal to the Assumed Investment Rate, and multiplied by (c) the corresponding Annuity Unit Value on the preceding
                             Valuation Date.

Assumed Investment           The Assumed Investment Rate of 4 1/2% per year is
Rate                         the annual interest rate assumed in determining the
                             first payment. The amount of each subsequent payment from each Sub-account of the Separate
                             Account will depend on the relationship between the Assumed Investment Rate and the actual investment performance of that sub-account. If a 4 1/2% rate would result in a first variable payment larger than that permitted under applicable state law, we will select a lower rate which will comply with that law.

Payment Calculation          Payments are calculated on a Payment Calculation
Date                         Date. That date is the earliest Valuation Date
                             which is not more than 10 days before the due date of the payment.

Restrictions                 Unless we agree otherwise, withdrawals, partial or
                             full surrenders, transfers, or additional premium payments may not be made under this Payment Option.

Variable Income Table        The following Variable Income Table shows the
                             Minimum Monthly Payment Rate for first payment, for each $1000 Applied (Based on 4 1/2% Assumed
                             Investment Rate):

                             Adjusted Age*            Rate**
                                 40                   4.14
                                 45                   4.28
                                 50                   4.47
                                 55                   4.73
                                 60                   5.07



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                                 65                   5.53
                                 70                   6.17
                                 75                   7.00
                                 80                   8.01
                                 85                   9.04

                             * Adjusted Age is attained age on birthday nearest due date of the first payment. Monthly payment rates for ages not shown will be furnished on request.

                             ** Rates shown are applicable to both male and female Annuitants.

Life Expectancy              In respect to a Participant who is required
Distributions                to take minimum distributions upon attainment of
                             age 70 1/2, under the terms of the Plan and as required under section 401(a)(9) of the Internal
                             Revenue Code, the Policyholder may elect to take
                             Life Expectancy Distributions ("LED") from this
                             Policy for that Participant. If elected by the Policyholder, we will make annual distributions to the Policyholder in an amount not less than the minimum required distribution for such Participant, or such Participant and a designated beneficiary, as the Policyholder may direct. We will calculate the minimum required annual distribution amount under regulations issued by the Internal Revenue
                             Service from information provided by the Policyholder. We will not be responsible for any income tax liabilities, penalties, or interest arising from an underdistribution resulting from inaccurate or incomplete information provided to us by the Policyholder.

                             The Policyholder may stop distributions under the LED option at any time by written notice to us. LED distributions will cease upon surrender of this Policy. Upon not less than 60 days written notice to the Policyholder, we may terminate the LED payment schedule.


GD603                                  15

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
Main Administrative Office:           One American Row, Hartford CT 06115
Statutory Home Office:                99 Troy Road, East Greenbush, NY 12061

        POLICY ENDORSEMENT FOR INDIVIDUAL ANNUITY CONTRACTS ISSUED UNDER
             GROUP FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY POLICY

Group Policy Number:                 000001
Name of Plan:                        ABC Company Employee Pension Plan and Trust

This amendment is issued as part of the Policy to which it is attached. As amended, this Policy is an Individual Annuity Contract, as that term is used in the Group Policy referenced above. Notwithstanding any provision of the Policy to the contrary, this Policy is amended as specified in this Endorsement to comply with the requirements of the Internal Revenue Code in respect to distributions from qualified pension and profit-sharing plans.

Owner of this Policy         The provision in Part 3 of the Policy entitled "Who
                             is the Owner," is amended to read as follows:

                             "The Annuitant shall be the Owner of this Policy, except that upon the Annuitant's death a Beneficiary who is the surviving spouse of the Annuitant may elect to continue this Policy as Substitute Annuitant (as described in Part 9 of this Policy), subject to the distribution requirements set forth below."

Not Transferable             The provision in Part 2 of the Policy, entitled
                             "Assignments," is amended to read as follows:

                             "This policy may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than Phoenix Home Life Mutual Insurance Company, except pursuant to a Qualified Domestic Relations Order described in section 414(m) of the Internal Revenue Code of 1986, as amended."

Maturity Date                The following paragraph is added to the definition
                             of "Maturity Date," in Part 1 of the Policy:

                             "Notwithstanding any other provision of


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                             this Policy, the Maturity Date may not be a date
                             later than December 31 of the year in which the Annuitant to whom this Policy is issued attains (or would have attained) age 70 1/2."

Limitation on Annuity        Notwithstanding any other provision of
Distribution Periods         Part 10 of this Policy, "Payment Options,"
                             Annuity payments may only be made over one, or any combination, of the following periods:

                             (a) the life of the Annuitant;

                             (b) the life of the Annuitant and a designated Beneficiary;

                             (c) a period certain not exceeding the life expectancy of the Annuitant; or

                             (d) a period certain not exceeding the joint and last survivor expectancy of the Annuitant and a designated Beneficiary.

Required Annuity             The amount of any Annuity payment made under this
Distribution Amounts         Policy after the Maturity Date will be in an amount
                             at least equal to the greater of the amount required under the minimum distribution requirements of Internal Revenue Regulations section 1.401(a)(9)-i, or the minimum distribution incidental benefit requirement (MDIB) of Internal
                             Revenue Regulations section 1.401(a)(9)-2.

Distributions After          If the Annuitant dies after Annuity payments have
Annuitant's Death            begun, the remaining Annuity payments (if any) will
                             continue to be distributed as least as rapidly as under the Annuity payment option being used prior to the Annuitant's death.

                             If the Annuitant dies before the Maturity Date, the entire value of this Policy shall be paid to the Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Annuitant's death, except to the extent that an election is made to receive distributions in accordance with
                             (a) or (b) below:


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                             (a)  the Beneficiary may elect to receive Annuity
                                  payments for life or for a period certain not exceeding the life expectancy of the Beneficiary, provided that Annuity payments begin not later than December 31 of the calendar year immediately following the year in which the Annuitant died.

                             b)   if the Beneficiary is the Annuitant's
                                  surviving spouse, such spouse may elect to defer the beginning of Annuity payments described in (a) above to a date not later than the later of:

                                  (i)  December 31 of the calendar year
                                       immediately following the year in which
                                       the Annuitant died; or

                                  (ii) December 31 of the calendar year in which
                                       the Annuitant would have attained age
                                       70 1/2.

Determination of             The amount of Annuity payments required under the
Annuity Amounts              provisions of this Endorsement shall be determined
                             according to the rules of section 401(a)(9) of the Internal Revenue Code and regulations promulgated thereunder.

Life Expectancy              Instead of electing a Payment Option to commence
Distributions (MDIB)         at the Maturity Date, the Annuitant may elect to
                             receive annual Life Expectancy Distributions. The amount of payment under this election will be determined by us under the Minimum Distribution
                             Incidental Benefit (MDIB) Rules of Proposed Income
                             Tax Regulation section 1.401(a)(9)-2.


                             PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY



                             Registrar                        Secretary


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

                   TEMPORARY MONEY MARKET ALLOCATION AMENDMENT


THIS AMENDMENT IS ISSUED AS PART OF THE POLICY TO WHICH IT IS ATTACHED.

REFUND RIGHT AND             The refund right stated in the Right to Cancel
TEMPORARY MONEY              provision on the cover page of the Policy is
MAZKET SUB-ACCOUNT           amended to provide for a full refund of any
ALLOCATION                   premium paid less any partial surrender amounts
                             paid, if the returned Policy is received by us at our Variable Products Operations Division prior to termination of the Right to Cancel period.

PREMIUM ALLOCATION           The provision in Part 3, entitled "Premium
                             Allocation" is amended to provide that the premium will temporarily be applied on its Payment Date entirely to the Money Market Sub-account until termination of the Right to Cancel period stated on the cover page of the Policy. Upon termination of such period without prior receipt at our Variable
                             Products Operations Division of the returned Policy for a refund, the then value of this Policy's share in the Money Market Sub-account will automatically be reallocated based on the premium allocation schedule elected in the application or as later changed by you. The resultant share of this Policy in the value of each of the respective Sub-accounts on the date of transfer shall be in the same percentages of the then total Accumulation Value as the premium allocation percentages elected in the application or as later changed by you.

TRANSFERS                    The provision in Part 4, entitled "Transfers Among
                             Sub-accounts", is amended to provide that no transfers may be made until termination of the Right to Cancel period stated on the cover page.


                   Phoenix Home Life Mutual Insurance Company


                        Secretary


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